Exhibit 10.1

amended and restated SECURITIES PURCHASE AGREEMENT

This AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of February 13, 2024, is by and among [iDoc Virtual Telehealth Solutions, Inc., a Texas corporation (“iDoc”),/VSee Lab, Inc., a Delaware corporation (“VSee”)], Digital Health Acquisition Corp, a Delaware corporation (the “Company”), and [INVESTOR], a Connecticut limited liability company (“[INVESTOR]”, together with [iDoc/VSee] and the Company the “Parties”). For purposes of this Agreement, references to the “Company” shall also include, after the closing of the Business Combination (as defined below), the resulting publicly listed company pursuant to the transactions contemplated by the Third Amended and Restated Business Combination Agreement, dated November 21, 2023 (as it may be further amended or supplemented from time to time, the “Business Combination Agreement”), by and between the Company, DHAC Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub I”), DHAC Merger Sub II, Inc., a Texas corporation and a wholly owned subsidiary of the Company(“Merger Sub II”), [VSee Lab, Inc. a Delaware corporation (“VSee”)/ iDoc Virtual Telehealth Solutions, Inc., a Texas corporation (‘iDoc”)], and [iDoc/VSee] pursuant to which, upon the terms and subject to the conditions contained therein, Merger Sub I will merge with and into VSee, with VSee surviving the merger as a wholly owned subsidiary of the Company, and Merger Sub II will merge with and into iDoc, with iDoc surviving the merger as a wholly owned subsidiary of the Company (collectively, the “Mergers”). In connection with the Business Combination, at the effective time of the Mergers the Company will change its corporate name to VSee Health, Inc. The Mergers and the other transactions described in the Business Combination Agreement are collectively referred to herein as the “Business Combination”.

RECITALS

A.              The Parties previously entered into entered into that certain Securities Purchase Agreement dated November 21, 2023 (the “Existing Agreement”) and now desire to amend and restate the Existing Agreement in its entirety.

B.               The Parties are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

C.               [iDoc/VSee] previously issued and delivered to [INVESTOR] a promissory note in the principal amount (excluding the original issue discount) of $600,000.00 (the “Note”), such amount (the “Loan Amount”) being currently due and payable.

D.               In connection with the Business Combination, the Note will be assumed by the Company.

E.                Following the closing of the Business Combination, [INVESTOR] wishes to convert the entire Loan Amount into shares of the Company’s common stock (the “Company Common Stock”) at $2.00 per share (the “Shares”) upon the Company’s registration of the Shares issuable upon conversion of the Loan Amount, and the Company wishes to sell [INVESTOR] such Shares at such time, upon the terms and conditions stated in this Agreement.

F.                Following the closing of the Business Combination, the Company will register the Shares issuable upon conversion of the Loan Amount pursuant to a Registration Rights Agreement (defined below).

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.0         Definitions.

In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.0:

“Affiliate” means each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person. For purpose of this definition, “control” and related words are used as such terms are used in and construed under Rule 405 under the Securities Act. Notwithstanding the foregoing, the Holders and their Subsidiaries, on the one hand, and the Company Parties and their Subsidiaries, on the other hand, shall not be considered “Affiliates” of each other.

“Board of Directors” means the board of directors of the applicable Company.

“Business Combination” means the consummation of the proposed business combination in accordance with the terms and conditions set forth in the Business Combination Agreement.

“Capital Stock” means any share, participation or other equivalent (however designated) of the capital stock of a corporation, any equivalent ownership interest in any other Person, including partnership interests and membership interests, and any warrant, right or option to purchase or other arrangement (including through a conversion or exchange of any other property) to acquire or subscribe for any item otherwise satisfying the definition of “Capital Stock,” whether or not presently convertible, exchangeable or exercisable.

“Closing” means the closing of the issuance the Shares.

“Commission” means the United States Securities and Exchange Commission.

“Company Party” means [iDoc/VSee], the Company and their respective Subsidiaries.

“Consents” means any approval, consent, authorization, notice to, or any other action by, any Person other than any Governmental Authority.

“Contractual Obligation” means, with respect to any Person, any provision of any security or similar instrument issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (other than a Transaction Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Disclosure Schedule” means a schedule disclosing detailed information about the Company Parties and the Collateral in form and substance satisfactory to the Holders on the Closing, together with any update on the Collateral or any other information in such certificate required to be given and given in accordance with any Transaction Document.

“Exchange Act” means the Securities Exchange Act of 1934.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, applied consistently throughout the periods referenced and consistently with (a) the principles and standards set forth in the opinions and pronouncements of the Financial Accounting Standards Board or any successor entity, (b) to the extent consistent with such principles, generally accepted industry practices and (c) to the extent consistent with such principles and practices, the past practices of the Company as reflected in its financial statements disclosed in SEC Reports.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, any municipality, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any central bank stock exchange regulatory body arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Indebtedness” means, with respect to any Person, without duplication, the following: (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services other than accounts payable and accrued liabilities incurred in respect of property or services purchased in the ordinary course of business (provided, that such accounts payable and accrued liabilities are not overdue by more than 180 days), (c) all obligations of such Person evidenced by notes, bonds, debentures or similar borrowing or securities instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) all obligations of such Person as lessee under Capital Leases, (f) all reimbursements and all other obligations of such Person with respect to (i) letters of credit, bank guarantees or bankers’ acceptances or (ii) surety, customs, reclamation, performance or other similar bonds, (g) all obligations of such Person secured by Liens on the assets of such Person, (h) all Guaranty Obligations of such Person, (i) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock, Stock Equivalent (valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends) or any warrants, rights or options to acquire such Capital Stock, (j) after taking into account the effect of any legally-enforceable netting Contractual Obligation of such Person, all payments that would be required to be made in respect of any Derivative in the event of a termination (including an early termination) on the date of determination and (k) all obligations of another Person of the type described in clauses (a) through (j) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on the assets of such Person (whether or not such Person is otherwise liable for such obligations of such other Person).

“Intellectual Property Rights” means, collectively, all copyrights, patents, trademarks, service marks and trade names all applications for any of the foregoing, together with: (i) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (ii) all licenses or user or other agreements granted with respect to any of the foregoing, in each case whether now or hereafter owned or used; (iii) all customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (iv) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (v) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (vi) all applications for any of the foregoing and (vii) all causes of action, claims and warranties, in each case, now or hereafter owned or acquired in respect of any item listed above.

“Liabilities” means all amounts, indebtedness, obligations, liabilities, covenants and duties of every type and description owing by any Company Party from time to time to any Holder or any other Holder Party, whether direct or indirect, joint or several, absolute or contingent, due or to become due, liquidated or unliquidated, secured or unsecured, now existing or hereafter arising and however created, acquired (regardless of whether acquired by assignment), whether or not evidenced by any note or other instrument or for the payment of money and whether arising under Contractual Obligations, Regulations or otherwise, including, without duplication, (i) the principal amount due of the Notes, (ii) all other amounts, fees, interest (including any prepayment premium), commissions, charges, costs, expenses, attorneys’ fees and disbursements, indemnities, reimbursement of amounts paid and other sums chargeable to the Company under the Notes, this Agreement or any other Transaction Document (including attorneys’ fees) or otherwise arising under any Transaction Document and (iii) all interest on any item otherwise qualifying as a “Liability” hereunder, whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

“License Agreement” has the meaning ascribed to such term in Section 3.1(m).

“Lien” means any lien (statutory or other) mortgage, pledge, hypothecation, assignment, security interest, encumbrance, charge, claim, right of first refusal, preemptive right, restriction on transfer or similar restriction or other security arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

“Losses” means all liabilities, rights, demands, covenants, duties, obligations (including indebtedness, receivables and other contractual obligations), claims, damages, Proceedings and causes of actions, settlements, judgments, damages, losses (including reductions in yield), debts, responsibilities, fines, penalties, sanctions, commissions and interest, disbursements, Taxes, interest, charges, costs, fees and expenses (including fees, charges, and disbursements of financial, legal and other advisors, consultants and professionals and, if applicable, any value-added and other taxes and charges thereon), in each case of any kind or nature, whether joint or several, whether now existing or hereafter arising and however acquired and whether or not known, asserted, direct, contingent, liquidated, due, consequential, actual, punitive or treble.

“Material Adverse Effect” means material adverse effect on, or change in, (a) the legality, validity or enforceability of any portion of any Transaction Document, (b) the operations, assets, business, prospects or condition (financial or otherwise) of any Company Party, (c) the ability of any Company Party to perform on a timely basis its obligations under any Transaction Document for any reason whatsoever, whether foreseen or unforeseen, including due to pandemic, acts of a Governmental Authority, interruption of transportation systems, strikes, terrorist activities, interruptions of supply chains or acts of God, or (d) the Collateral or the perfection or priority of any Liens granted to any Holder Party under any Transaction Document.

“Permit” means, with respect to any Person, any permit, filing, notice, license, approval, variance, exception, permission, concession, grant, franchise, confirmation, endorsement, waiver, certification, registration, qualification, clearance or other Contractual Obligation or arrangement with, or authorization by, to or under the authority of, any Governmental Authority or pursuant to any Regulation, or any other action by any Governmental Authority in each case whether or not having the force of law and affecting or applicable to or binding upon such Person, its Contractual Obligations or arrangements or other liabilities or any of its property or to which such Person, its Contractual Obligations or any of its property is or is purported to be subject.

“Person” means an individual, partnership, corporation, incorporated or unincorporated association, limited liability company, limited liability partnership, joint stock company, land trust, business trust or unincorporated organization, or a government or agency, department or other subdivision thereof or other entity of any kind.

“Proceeding” against a Person means an action, suit, litigation, arbitration, investigation, complaint, dispute, contest, hearing, inquiry, inquest, audit, examination or other proceeding threatened or pending against, affecting or purporting to affect such Person or its property, whether civil, criminal, administrative, investigative or appellate, in law or equity before any arbitrator or Governmental Authority.

“Regulation” means, all international, federal, state, provincial and local laws (whether civil or common law or rule of equity and whether U.S. or non- U.S.), treaties, constitutions, statutes, codes, tariffs, rules, guidelines, regulations, writs, injunctions, orders, judgments, decrees, ordinances and administrative or judicial precedents or authorities, including, in each case whether or not having the force of law, the interpretation or administration thereof by any Governmental Authority, all policies, recommendations or guidance of any Governmental Authority and all administrative orders, directed duties, directives, requirements, requests.

“Restricted Payment” means, for any Person, (a) any dividend, stock split or other distribution, direct or indirect (including by way of spin off, reclassification, corporate rearrangement, scheme of arrangement or similar transaction), on account of, or otherwise to the holder or holders of, any shares of any class of Capital Stock of such Person now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of such Person by such Person or any Affiliate thereof now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any Stock Equivalents now or hereafter outstanding; provided, that, for the avoidance of doubt, (i) a cashless exercise of an employee stock option in which options are cancelled to the extent needed such that the “in-the-money” value of the options (i.e. the excess of market price over exercise price) that are cancelled is utilized to pay the exercise price, and applicable taxes, shall not be a “Restricted Payment” and (ii) a distribution of rights (including rights to receive assets) or options shall constitute a “Restricted Payment”.

“SEC Reports” means all reports, schedules, forms, statements and other documents filed or required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one (1) year preceding the date hereof (or such shorter period as the Company was required by Regulation to file such material) including the exhibits thereto and documents incorporated by reference therein.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stock Equivalents” means all securities and/or Indebtedness convertible into or exchangeable for Capital Stock or any other Stock Equivalent and all warrants, options, scrip rights, calls or commitments of any character whatsoever, and all other rights or options or other arrangements (including through a conversion or exchange of any other property) to purchase, subscribe for or acquire, any Capital Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subsidiary” means (a) any subsidiary of the respective Company as set forth in, or otherwise required to be set forth in, the SEC Reports, both on or after the date hereof, and (b) any Person (other than natural persons) the management of which is, directly or indirectly, controlled by, or of which an aggregate of 50% or more of the outstanding Voting Stock is, at the time, owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person.

“Trading Day” means a day on which the principal Trading Market for the Common Stock is open for trading.

“Transaction Documents” means this Agreement, the Disclosure Schedules, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

2.0         Basic Terms of Purchase and Sale.

2.1          Purchase and Sale of Shares.

(a)               Subject to the terms and conditions of this Agreement, [INVESTOR] agrees to purchase from the Company, and the Company agrees to sell and issue to [INVESTOR], 300,000 Shares at a price of $2.00 per Share (to facilitate the issuance of shares in accordance with the provisions of this Agreement, the number of Shares allocated to [INVESTOR] is rounded up to the nearest whole number), effective upon the Company’s filing of a registration statement with respect to the Shares pursuant to the Registration Rights Agreement. Each of the Parties acknowledges that the Loan Amount shall be the only consideration to be payable in full satisfaction of the purchase price for the Shares.

(b)               At the closing of the purchase and sale of the Shares, the Company shall deliver to [INVESTOR], at [INVESTOR]’s option, a certificate or book entry statement representing 300,000 Shares, and [INVESTOR] shall deliver to the Company evidence of the cancellation of the Loan Amount.

3.0         Representations and Warranties of [iDoc/VSee] and the Company

3.1        Representations and Warranties of [iDoc/VSee] and the Company. Except as set forth in the SEC Reports or on the Disclosure Schedules, each of [iDoc/VSee] and the Company, jointly and severally, hereby represents and warrants to [INVESTOR] as of the Closing as follows:

(a)       Incorporation. Each of [iDoc/VSee] and the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and each has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

(b)       Authorization. All corporate action on the part of each of [iDoc/VSee] and the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and therein, and for the authorization, issuance and delivery of the Shares and the Company Common Stock, has been or shall be taken prior to the Closing, and this Agreement, when executed and delivered, shall constitute the legal, valid and binding obligation of each of [iDoc/VSee] and the Company, enforceable against each of them in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors’ rights. [iDoc/VSee] has all requisite legal and corporate power to enter into this Agreement, to sell the Shares hereunder, and to carry out and perform its obligations hereunder.

(c)        Non-Contravention. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a violation or breach by [iDoc/VSee] or the Company, or constitute a default by [iDoc/VSee] or the Company under, their respective organizational documents, any applicable law, rule or regulation or any agreement, instrument, decree, judgment or order to which either [iDoc/VSee] or the Company is a party or by which either [iDoc/VSee] or the Company may be bound or to which the Shares and Company Common Stock may be subject, except for defaults or violations that would not result in a material adverse effect on [iDoc/VSee] or the Company. There is no action, suit, proceeding or investigation pending, or currently threatened, against [iDoc/VSee] or the Company that questions the validity of this Agreement or the rights of [iDoc/VSee] or the Company to enter into this Agreement, or to consummate the transactions contemplated hereby.

(d)       Valid Issuance of the Shares. The Shares to be purchased by [INVESTOR] hereunder will, upon issuance pursuant to the terms hereof, be duly and validly issued, fully paid and nonassessable and will be free from any liens or encumbrances created by either [iDoc/VSee] or the Company (except as provided in this Agreement with respect to federal and applicable state securities laws). Based in part upon the representations of [INVESTOR] in Section 3 of this Agreement, the Shares, when issued and delivered pursuant to this Agreement, will be issued in compliance with federal and all applicable state securities laws. Subject in part to the truth and accuracy of [INVESTOR]’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended, and neither [iDoc/VSee], the Company nor any authorized agent acting on their behalf has taken or will take any action hereafter that would cause the loss of such exemption.

(e)       Company Common Stock. Concurrently with the consummation of the Business Combination, the Company and [INVESTOR] shall enter into a Registration Rights Agreement, substantially in the form attached as Exhibit B to that certain Exchange Agreement, dated November 21, 2023, by and among the Company, [iDoc/VSee], VSee Lab, Inc. and [INVESTOR] , with respect to the Shares issuable upon conversion of the Loan Amount (the “Registration Rights Agreement”). The Company shall, following the closing of the Business Combination, register the Shares issuable upon conversion of the Loan Amount pursuant to and in accordance with such Registration Rights Agreement. The Shares will, upon issuance, be duly and validly issued, fully paid and nonassessable, will be free from any liens or encumbrances created by either [iDoc/VSee] or the Company and will be freely tradeable without restriction under federal and state securities laws upon effective registration thereof.

(f)       Capitalization. The capitalization of each of [iDoc/VSee] and the Company as of immediately prior to the closing of the Business Combination is as set forth on the Disclosure Schedule, which Disclosure Schedule also includes the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. Neither [iDoc/VSee] nor the Company have issued any Capital Stock or Stock Equivalent since its most recently filed periodic report under the Exchange Act except (i) as set forth on the Disclosure Schedule, (ii) for the issuance of shares of [iDoc/VSee] Common Stock or the Company Common Stock to employees pursuant to the [iDoc/VSee]’s or the Company’s employee stock purchase plans, (iii) pursuant to the conversion and/or exercise of Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act as set forth on the Disclosure Schedule or (iv) as set forth in the SEC Reports. Except as set forth in the SEC Reports, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in, or triggered by, the transactions contemplated by the Transaction Documents. The issuance of the Shares will not obligate [iDoc/VSee] to issue shares of Common Stock or any other securities to any Person (other than to [INVESTOR]) and will not result in a right of any holder of securities issued by any of [iDoc/VSee] or Subsidiaries to adjust the exercise, conversion, exchange or reset price under any Stock Equivalent. All of the outstanding shares of Capital Stock of [iDoc/VSee] and the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all securities Regulations, and no such outstanding share was issued in violation of any preemptive right or similar or other right to subscribe for or purchase securities or any other existing Contractual Obligation. No further approval or authorization of any stockholder, [iDoc/VSee]’s Board of Directors or the Company’s Board of Directors, and no other Permit or Consent, is required for the issuance of the Shares. Except as disclosed in the SEC Reports, there are no stockholders’ agreements, voting agreements or other similar Contractual Obligations with respect to [iDoc/VSee]’s Capital Stock, the Company’s Capital Stock or Stock Equivalents to which [iDoc/VSee] or the Company is a party or, to the knowledge of [iDoc/VSee] or the Company, between or among any of [iDoc/VSee]’s or the Company’s stockholders or other equity investors.

(g)       Material Adverse Effects; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof or on the Disclosure Schedule: (i) there has been no event that has had, or could reasonably be expected to result in, a Material Adverse Effect, (ii) no Company Party has incurred any Indebtedness or other liability (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required by GAAP to be reflected in the Company’s financial statements and not required to be disclosed in filings made with the Commission, (iii) no Company Party has altered its fiscal year or accounting methods; (iv) no Company Party has declared or made any Restricted Payment or entered in any Contractual Obligation to do so, (v) no Company Party has issued any Capital Stock to any officer, director or other Affiliate, and (vi) there has been no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to any Company Party, their Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by any Company Party under applicable securities Regulations at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(h)       Litigation. Except as set forth in the SEC Reports or Disclosure Schedules, there is no Proceeding against any Company Party of any Subsidiary of any Company Party or any current or former officer or director of any Company Party or any Subsidiary of any Company Party in its capacity as such which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares, (ii) involves the Commission or otherwise involves violations of securities Regulations or (iii) could, assuming an unfavorable result, have or reasonably be expected to result in a Material Adverse Effect, and none of the Company Parties, their Subsidiaries, or any director or officer of any of them, is or has been the subject of any Proceeding involving a claim of violation of or liability under securities Regulations or a claim of breach of fiduciary duty. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(i)       Labor Relations. There is no (i) no unfair labor practice at any Company Party and there is no unfair labor practice complaint pending against any Company Party or any Subsidiary of any Company Party or, to their knowledge of any Company Party, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Company Party or any Subsidiary of any Company Party or to their knowledge threatened against any of them, (ii) no strike, work stoppage or other labor dispute in existence or to their knowledge threatened involving any Company Party or any Subsidiary of any Company Party, and (iii) no union representation question existing with respect to the employees of any Company Party or any Subsidiary of any Company Party, as the case may be, and no union organization activity that is taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably likely to have a Material Adverse Effect. None of the Company Parties’ or their respective Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with such Company Party or such Subsidiary, and none of the Company Parties nor any of their respective Subsidiaries is a party to a collective bargaining agreement. To the knowledge of each Company Party, the continued service to the applicable Company Party of the executive officers of such Company Party and its Subsidiaries is not, and is not expected to be, in violation of any material term of any Contractual Obligation in favor of any third party, and does not subject any Company Party or any Subsidiary of any Company Party to any Loss with respect to any of the foregoing matters.

(j)       Compliance. No Company Party and no Subsidiary thereof, except as set forth in the SEC Reports, on the Disclosure Schedule or as could not have or reasonably be expected to result in a Material Adverse Effect: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by any Company Party or any Subsidiary under), nor has any Company Party or any Subsidiary thereof received notice of a claim that it is in default under or that it is in violation of, any Contractual Obligation (whether or not such default or violation has been waived); (ii) is in violation of any judgment, decree or order of any Governmental Authority; (iii) is or has been in violation of any Regulation, and to the knowledge of each Company Party, no Person has made or threatened to make any claim that such a violation exists (including relating to taxes, environmental protection, occupational health and safety, product quality and safety, employment or labor matters) or (iv) has incurred, or could reasonably be expected to incur Losses relating to compliance with Regulations (including clean-up costs under environmental Regulations), nor have any such Losses been threatened.

(k)       Permits. Each Company Party and its Subsidiaries possess all Permits, each issued by the appropriate Governmental Authority, that are necessary to conduct their respective businesses as described in the SEC Reports and which failure to possess could reasonably be expected to result in a Material Adverse Effect and no Company Party nor any Subsidiary thereof has received any notice of proceedings relating to the revocation or modification of any such Permit.

(l)       Title to Assets. Each Company Party and their Subsidiaries have good and marketable title in fee simple to all real property owned by them and good title in fee simple to all personal property owned or purported to be owned by any of them that is material to the business of any Company Party or any Subsidiary of any Company Party, in each case free and clear of all Liens except as set forth in the SEC Reports or on the Disclosure Schedule and except for (i) Liens that do not materially affect the value of any such property and do not materially interfere with the use made and proposed to be made of such property by the Company Parties and their Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by any Company Party or any Subsidiary of the Company Parties (and any personal property if such lease is material to the business of any Company Party or any Subsidiary of any Company Party) are held by them under valid, subsisting and enforceable leases with which the Company Parties and their Subsidiaries party thereto are in compliance.

(m)       Intellectual Property. Except where the failure to do so would not have a Material Adverse Effect, each Company Party and each Subsidiary of the Company Parties have, or have rights to use, all Intellectual Property Rights they purport to have or have rights to use, which, in the aggregate for all such Company Party and such Subsidiary, constitute all Intellectual Property Rights necessary or required for use in connection with the businesses of the Company Parties and their Subsidiary as presently conducted. No Company Party and no Subsidiary of any Company Party has received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, and, to the knowledge of each Company Party and its Subsidiaries, no event has occurred that permits, or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. No Company Party and no Subsidiary of any Company Party has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim, nor has such a claim been threatened or could reasonably be expected to be made, and no Company Party and no Subsidiary of any Company Party otherwise has any knowledge that any slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods or services bearing or using any Intellectual Property Right presently contemplated to be sold by or employed by Intellectual Property Right of any Company Party or any Subsidiary of any Company Party violate or infringe upon the rights of any Person, except as could not reasonably be expected to have a Material Adverse Effect. To the knowledge of each Company Party and its Subsidiaries, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. Each Company Party and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Company Party and no Subsidiary of any Company Party has any Intellectual Property Right registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those set forth on the Disclosure Schedule, or has granted any licenses with respect thereto other than as set forth on the Disclosure Schedule. The Disclosure Schedule also sets forth all Contractual Obligations or other arrangements of any Company Party or any Subsidiary of any Company Party as in effect on the date hereof pursuant to which such Company Party or such Subsidiary has a license or other right to use any Intellectual Property owned by another Person and the dates of the expiration of such Contractual Obligations or other arrangements (collectively, together with such Contractual Obligations or other arrangements as may be entered into by any Company Party or any Subsidiary of any Company Party after the date hereof, the “License Agreements”). All material License Agreements and related rights are in full force and effect, no default or event of default exists with respect thereto in respect of the obligations of licensor or with respect to any royalty or other payment obligations of any Company Party or any Subsidiary of any Company Party or any obligation of any Company Party or any Subsidiary of any Company Party with respect to manufacturing standards, quality control or specifications and each such Company Party or such Subsidiary is in compliance with the terms thereof in all material respects and no owner, licensor or other party thereto has sent any notice of termination or its intention to terminate such license or rights.

4.0         Representations and Warranties of [INVESTOR]

[INVESTOR] hereby represents and warrants to each of [iDoc/VSee] and the Company as follows:

4.1       Authorization. When executed and delivered by [INVESTOR], this Agreement will constitute the valid and legally binding obligation of [INVESTOR], enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors’ rights.

4.2       Purchase Entirely for Own Account. [INVESTOR] is acquiring the Shares hereunder for its own account for investment purposes only and not with a view to, or for resale in connection with, any “distribution” of all or any portion thereof within the meaning of the 1933 Act.

4.3       Disclosure of Information. [INVESTOR] believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase Shares hereunder. [INVESTOR] further represents that it has had an opportunity to ask questions and receive answers from [iDoc/VSee] regarding its business and prospects.

4.4       Experience. [INVESTOR] is experienced in evaluating and investing in companies such as [iDoc/VSee]. [INVESTOR] understands that the investment to be made in connection with the acquisition of Shares hereunder is speculative and involves significant risk. [INVESTOR] has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, and can afford a complete loss of the purchase price. [INVESTOR] is an “accredited investor” as that term is defined within Regulation D promulgated under the 1933 Act.

4.5        Restricted Securities. [INVESTOR] understands that the Shares being purchased hereunder are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from [iDoc/VSee] in a transaction not involving a public offering.

3.6        Legend. [INVESTOR] understands that the Shares have been issued pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY the Company), IN A FORM REASONABLY ACCEPTABLE TO the Company, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

5.0         Miscellaneous Provisions.

5.1       Further Assurances. Each of the Parties agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

5.2       Notices. All notices, consents or demands of any kind which any party to this Agreement may be required or may desire to serve on any other party hereto in connection with this Agreement shall be in writing and shall be delivered by personal service or overnight courier, by telex or facsimile transfer, or by registered or certified mail, return receipt requested, deposited in the United States mail with postage thereon fully prepaid, addressed: (a) if to [iDoc/VSee], at its address set forth on the signature page hereof; (b) if to the Company, at its address set forth on the signature page hereof; or (c) if to [INVESTOR], at [INVESTOR]’s address as set forth on the signature page below. Service of any such notice or demand so made by mail shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or at the expiration of the fourth (4th) business day after the date of mailing, whichever is earlier in time. Any party hereto may from time to time by notice in writing served upon the others as aforesaid, designate a different mailing address or a different person to which such notices or demands are thereafter to be addressed or delivered.

5.3       Severability. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be so declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

5.4       Counterparts. This Agreement may be executed in separate counterparts or by facsimile, each of which shall be deemed an original, and when executed, separately or together, shall constitute a single original instrument, effective in the same manner as if the parties hereto had executed one and the same instrument.

5.5       Waiver. No waiver shall be effective unless in a writing signed by the person charged with making such waiver. Any waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall not be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement, unless it so provides by its terms.

5.6       Entire Agreement. This Agreement is intended by the parties hereto to be the final expression of their agreement and constitutes and embodies their entire agreement and understanding with regard to its subject matter and is a complete and exclusive statement of the terms and conditions thereof, and shall supersede, merge and void any and all prior correspondence, conversations, negotiations, agreements or understandings relating to such subject matter.

5.7       Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws rules or provisions.

5.8       Binding on Successors and Assigns. This Agreement and all of its terms, conditions and covenants are intended to be fully effective and binding, to the extent permitted by law, on the executors, administrators, successors and permitted assigns of the parties hereto.

5.9       Survival. The respective representations and warranties given by the parties shall survive such Closing without regard to any investigation made by any party. All statements as to factual matters contained in any certificates, exhibits or other instruments delivered by or on behalf of any party pursuant to the terms hereto or in connection with the transactions contemplated hereby shall be deemed, for all purposes, to constitute representations and warranties by such party under the terms of this Agreement given as of the date of such certificate or instrument.

5.10     Finder’s Fees. Each party represents that it is not and will not be obligated for any finder’s fee or commission in connection with this transaction.

5.11     Amendment. This Agreement shall be amended only upon the written consent of each of the Parties. Any party hereto may, as to itself, by a writing signed by an authorized representative of such party: (a) extend the time for the performance of any of the obligations of another party; (b) waive any inaccuracies in representations and warranties made by another party contained in this Agreement or in any documents delivered pursuant hereto; (c) waive compliance by another party with any of the covenants contained in this Agreement or the performance of any obligations of such other party; or (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement.

5.12      Expenses. Each of the Parties shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

[iDoc Virtual Telehealth Solutions, Inc./ VSee Lab, Inc.]

By:
Name:
Title:
Address:

Digital Health Acquisition Corp.

By:
Name:
Title:
Address:

[INVESTOR]

By:
Name:
Title:
Address: